EXHIBIT 3.1

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

REMARK MEDIA, INC.

REMARK MEDIA, INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.    The name of the Corporation is Remark Media, Inc. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 23, 2014, and amended on January 12, 2016 and June 7, 2016 (as amended, the “Certificate of Incorporation”).

2.    This Certificate of Amendment amends and restates Article I of the Certificate of Incorporation to read in its entirety as follows:

“The name of the corporation is Remark Holdings, Inc. (the “Corporation”).”

3.    This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL by the directors of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 6th day of April, 2017.

REMARK MEDIA, INC.

By:	/s/ Douglas Osrow
Name:	Douglas Osrow
Title:	Chief Financial Officer